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                                                                    EXHIBIT 10.2

                              MANAGEMENT AGREEMENT

                           DATED AS OF MARCH 22, 1996

                                     AMONG

                          BUCKEYE MANAGEMENT COMPANY,

                           BUCKEYE PIPE LINE COMPANY

                                      AND

                             GLENMOOR PARTNERS LLP

                  A PENNSYLVANIA LIMITED LIABILITY PARTNERSHIP

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                             MANAGEMENT AGREEMENT

  This Management Agreement (the "Agreement"), dated as of March 22, 1996, is entered into among Buckeye Management Company, a Delaware corporation (the "General Partner"), Buckeye Pipe Line Company, a Delaware corporation ("BPLC") and Glenmoor Partners LLP ("Glenmoor"), a Pennsylvania limited liability partnership.

                                  Witnesseth:

  Whereas, the General Partner owns a 1% general partnership interest in, and serves as sole general partner of, Buckeye Partners, L.P., a publicly traded Delaware limited partnership (the "Partnership"); and

  Whereas, BPLC owns a 1% general partnership interest in, and serves as sole general partner of, Buckeye Pipe Line Company, L.P., Buckeye Tank Terminals Company, L.P., Everglades Pipe Line Company, L.P. and Laurel Pipe Line Company, L.P., each a Delaware limited partnership (together, the "Operating Partnerships"), and the Partnership owns a 99% limited partnership interest in each such entity; and

  Whereas, the officers of the General Partner and BPLC, under the supervision of the board of directors of the General Partner and BPLC, respectively, currently manage the Partnership and its Operating Partnerships; and

  Whereas, on the date hereof, Pennsylvania Company ("Pennco"), a wholly owned subsidiary of American Financial Group, Inc. ("AFG"), has sold all of the issued and outstanding capital stock of the General Partner to BMC Acquisition Company, a newly formed Delaware corporation ("BAC"); and

  Whereas, the preferred stock of BAC is held by an employee stock ownership plan, whose participants consist of the employees of Glenmoor, the General Partner and BPLC, and the common stock of BAC is held by Glenmoor and certain managers of BPLC; and

  Whereas, Glenmoor intends to employ all of the executive officers and director-level managers of the General Partner and BPLC; and

  Whereas, the General Partner and BPLC desire to engage and appoint Glenmoor to provide senior management services to the General Partner and BPLC in accordance with the terms set forth below.

  Now, Therefore, in consideration of the mutual promises hereinafter set forth and intending to be legally bound, the General Partner, BPLC and Glenmoor hereby agree as follows:

                                   ARTICLE I

                            Appointment of Glenmoor

  The General Partner and BPLC hereby appoint Glenmoor as managing agent, and Glenmoor accepts its appointment by the General Partner and BPLC, to manage the business and affairs of the General Partner and BPLC in the manner which Glenmoor deems appropriate and to perform all management functions currently performed by the officers of the General Partner and BPLC. Management functions to be performed by Glenmoor shall include, among other things, supervision of day-to-day activities, ESOP plan administration, insurance management, risk management, strategic planning and advice regarding corporate and partnership governance issues. Glenmoor agrees to perform such services under the supervision and control of the boards of directors of the General

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Partner and BPLC. Employees of Glenmoor shall also serve as officers of the
General Partner and BPLC, as they may be duly elected from time to time by the boards of directors of the General Partner and BPLC, respectively.

                                  ARTICLE II

                                 Compensation

  In consideration for the services to be performed hereunder, the General Partner shall pay Glenmoor an annual management fee, the amount of which shall be approved each year by the disinterested directors of the General Partner. In connection with such annual approval, Glenmoor shall submit to the board of directors of the General Partner an itemized report on the components of the management fee in reasonable detail, consistent with the past practice of AFG. The management fee shall be based on the reimbursement of all costs and expenses (direct or indirect) incurred by Glenmoor which are directly or indirectly related to the capitalization, business or activities of the Partnership and the Operating Partnerships, including the salaries, bonuses and benefits (including without limitation participation in all retirement, savings, welfare, workers' compensation and other benefit plans maintained by the General Partner and BPLC for its employees) of employees of Glenmoor (whether or not such individuals are also partners of Glenmoor) reasonably allocated to the General Partner and BPLC based upon time spent on behalf of the Partnership and the Operating Partnerships. The management fee shall include a "Senior Administrative Charge" of not less than $975,000 to compensate Glenmoor for certain senior management functions (including the services of A.W. Martinelli and E. Varalli) set forth in Article I hereof which were previously provided to the General Partner by AFG and its affiliates. This Senior Administrative Charge component of the management fee shall be specifically approved by the disinterested directors of the General Partner in connection with its annual approval of the management fee. The General Partner and BPLC shall also make contributions to the BMC Acquisition Company Employee Stock Ownership Plan ("ESOP") on behalf of Glenmoor employees who are also officers of the General Partner or BPLC in a manner consistent with contributions to the ESOP on behalf of BPLC employees. The executive officers of BPLC and the General Partner who are employed by Glenmoor will be directly compensated by Glenmoor and, except for the ESOP contributions noted above, will not be separately compensated by the General Partner or BPLC for serving in their officer capacity. In addition to the management fee, the General Partner shall reimburse Glenmoor for any costs arising out of any common and competitive severance agreements between Glenmoor and its employees which have been approved by the appropriate committee of the board of directors of the General Partner and which are triggered by the termination of a Glenmoor employee as an officer of the General Partner or BPLC or the termination of this Agreement by the General Partner.

                                  ARTICLE III

                              Outside Activities

  Glenmoor shall be entitled to and may have business interests and engage in business activities in addition to those relating to the business of the General Partner, BPLC, the Partnership or any Operating Partnership for its own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the General Partner, BPLC, the Partnership or any Operating Partnership; provided, however, that Glenmoor shall not engage in any businesses or activities that are in direct competition with the General Partner, BPLC, the Partnership or any Operating Partnership unless Glenmoor has received prior written consent of the disinterested directors of the General Partner to engage in such competitive activities. Neither the General Partner, BPLC, the Partnership, any Operating Partnership, nor any limited partner of the Partnership, shall have any rights by virtue of this Agreement, or the relationship created hereby, in any such business interests of Glenmoor.

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                                  ARTICLE IV

                    Liability of Glenmoor; Indemnification

  4.01 Liability of Glenmoor. Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, neither Glenmoor, any person who is or was a partner, employee or agent of Glenmoor, or any person who is or was serving at the request of Glenmoor as a director, officer, partner, trustee, employee or agent of another person (collectively, the "Indemnitees") shall be liable to the General Partner or BPLC for any action taken or omitted to be taken by such Indemnitee, provided that such action was taken in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct.

  4.02 Indemnification. (a) The General Partner and BPLC shall, to the fullest extent permitted by applicable law, jointly and severally indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Indemnitee's status as (i) a general partner of Glenmoor; (ii) an employee or agent of Glenmoor; or (iii) a person serving at the request of Glenmoor in another entity in similar capacity, and which relates to this Agreement or the property, business, affairs or management of the General Partner or BPLC, provided that the Indemnitee acted in good faith, and the act or omission which is the basis of such demand, claim, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee.

  (b) Expenses (including legal fees and expenses) incurred in defending any proceeding subject to Section 4.02(a) hereof shall be paid by the General Partner or BPLC in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the General Partner or BPLC as authorized hereunder.

  (c) The indemnification provided by Section 4.02(a) hereof shall be in addition to any other rights to which the Indemnitees may be entitled and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification, and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

  (d) To the extent commercially reasonable, the General Partner shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against, or expense which may be incurred by, such Indemnitees in connection with the General Partner's and BPLC's activities, whether or not the General Partner or BPLC would have the power to indemnify such Indemnitees against such liability under the provisions of this Agreement.

  (e) An Indemnitee shall not be denied indemnification in whole or in part under Section 4.02(a) hereof because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

  (f) The provisions of this Article IV are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives, and shall not be deemed to create any rights for the benefit of any other persons.

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                                   ARTICLE V

                       No Interest Conveyed to Glenmoor

  This Agreement is a management agreement only and does not convey to Glenmoor any right, title or interest in or to any assets of the General Partner or BPLC, except that Glenmoor shall have and is hereby granted a license to enter upon and use such assets for the purpose of performing its duties and obligations hereunder.

                                  ARTICLE VI

                                     Term

  The term of this Agreement shall commence as of the date hereof and shall continue until the earlier of (i) the dissolution and liquidation of the Partnership, (ii) the dissolution and liquidation of Glenmoor or (iii) the removal of the General Partner as general partner of the Partnership. Notwithstanding the foregoing, the General Partner may terminate this Agreement on not less than 180 days' prior written notice upon a determination by the disinterested directors of the General Partner that continuation of this Agreement is not in the best interests of the Partnership; provided, however, that if the General Partner terminates this Agreement pursuant to the foregoing clause for reasons other than the bad faith, gross negligence or willful misconduct of Glenmoor or its partners or employees in connection with a matter material to the Partnership, the General Partner shall pay Glenmoor promptly following the effective date of Glenmoor's termination a termination fee equal to (i) the previous year's Senior Administrative Charge multiplied by three, plus (ii) any amount outstanding pursuant to Article II hereof, including reimbursement of severance obligations arising out of the termination of this Agreement by the General Partner which have been approved by the appropriate committee of the board of directors of the General Partner.

                                  ARTICLE VII

                          Reports, Records and Access

  Glenmoor shall prepare, maintain and furnish all reports, records and information required by the Partnership Agreement.

                                 ARTICLE VIII

                              General Provisions

  8.01 Address and Notices. Any notice under this Agreement shall be deemed given if received in writing by the General Partner and BPLC at BPLC's principal offices located at 3900 Hamilton Blvd., Allentown, Pennsylvania 18103, or by Glenmoor at its principal offices located at 5 Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087.

  8.02 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

  8.03 Assignment; Binding Effect. This Agreement may not be assigned by Glenmoor without the prior written consent of the disinterested directors of the General Partner. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

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  8.04 Entire Agreement. This Agreement constitutes the entire agreement between the parties with regard to management services to be provided by Glenmoor to the General Partner and BPLC and supersedes all prior agreements or understandings between the General Partner, BPLC and Glenmoor or their agents with regard to such services.

  8.05 Modification; Waiver. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

  8.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

  8.07 Accounting Principles. All financial reports requested to be rendered under this Agreement shall be prepared in accordance with generally accepted accounting principles.

  8.08 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

  8.09 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

  In Witness Whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                          Buckeye Management Company

                                                   /s/ Ernest R. Varalli
                                          By: _________________________________

                                          Buckeye Pipe Line Company

                                                   /s/ Stephen C. Muther
                                          By: _________________________________

                                          Glenmoor Partners LLP, a
                                           Pennsylvania Limited Liability
                                           Partnership

                                                   /s/ C. Richard Wilson
                                          By: _________________________________

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